

<ARTICLE>                     5
<LEGEND>
This schedule  contains  financial  information  extracted from the consolidated financial statements of Ethan Allen Interiors,  Inc. for the year ended June 30,
1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK>                                          0000896156
<NAME>                                         0
<MULTIPLIER>                                   1,000
<CURRENCY>                                     U.S. Dollars

<PERIOD-TYPE>                                  YEAR
<FISCAL-YEAR-END>                              JUN-30-1997
<PERIOD-START>                                 JUL-01-1996
<PERIOD-END>                                   JUN-30-1997
<EXCHANGE-RATE>                                1 <F1>
<CASH>                                         21,866
<SECURITIES>                                   17,975
<RECEIVABLES>                                  32,232 <F2>
<ALLOWANCES>                                   0
<INVENTORY>                                    107,525
<CURRENT-ASSETS>                               194,731 <F3>
<PP&E>                                         261,902
<DEPRECIATION>                                 90,496
<TOTAL-ASSETS>                                 427,784 <F4>
<CURRENT-LIABILITIES>                          63,310 <F5>
<BONDS>                                        66,766 <F6>
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0 <F7>
<COMMON>                                       294 <F8>
<OTHER-SE>                                     265,140 <F9>
<TOTAL-LIABILITY-AND-EQUITY>                   427,784
<SALES>                                        571,838
<TOTAL-REVENUES>                               571,838 <F10>
<CGS>                                          323,600
<TOTAL-COSTS>                                  323,600
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             6,427 <F11>
<INCOME-PRETAX>                                80,694
<INCOME-TAX>                                   31,954
<INCOME-CONTINUING>                            48,740
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   48,740
<EPS-PRIMARY>                                  1.67 <F12>
<EPS-DILUTED>                                  1.67 <F13>


----------

(1) Not applicable. All figures for Ethan Allen Interiors, Inc. are in U.S. dollars.

(2) Figure for receivables is net of allowances for doubtful accounts of $1,903.

(3)  Includes prepaid expenses of $6,724.

(4)  Includes goodwill of $9,065 (net of amortization).

(5)  Includes current portion of long-term debt of $1,119 as of June 30, 1997.

(6) Includes long-term debt of $64,066 (net of the current portion of long-term debt) and capitalized leases of $2,700 (net of the current portion of capitalized leases). As of June 30, 1997, outstanding long-term debt of Ethan Allen on a consolidated basis consisted of (i) 8.75% senior notes of $52,543, (ii) 9.75% mortgage note of $1,553 (net of current portion), (iii) industrial revenue bonds of $8,455, and (iv) other of $1,515 (net of current portion). For a description of the terms of Ethan Allen's long-term debt, see Footnote 7 to Ethan Allen's fiscal 1997 Consolidated Financial Statements.

(7) As of June 30, 1997, Ethan Allen had no shares of preferred stock, $.01 par value per share, outstanding. For a description of Ethan Allen's preferred stock as of June 30, 1997, see Ethan Allen's fiscal 1997 Consolidated Statement of Stockholders' Equity and Footnote 9 to Ethan Allen's fiscal 1997 Notes to Consolidated Financial Statements.

(8) As of June 30, 1997, Ethan Allen had 29,465,400 shares of common stock, $.01 par value per share, issued. For a description of Ethan Allen's common stock as of June 30, 1997, see Ethan Allen's fiscal 1997 Consolidated Statement of Stockholders' Equity and Footnote 9 of Ethan Allen's fiscal 1997 Consolidated Financial Statements.

(9) Consists of $257,684 of additional paid in capital, $17,896 of retained earnings, and ($10,440) of treasury stock.

(10) For the year ended June 30, 1997, Ethan Allen's revenues were derived from sales generated by its wholesale and retail operations.

(11) Consists of $5,864 of interest expense and $563 of amortization of deferred costs during fiscal 1997.

(12) Earnings per share for the year June 30, 1997, was $1.67. For information on Ethan Allen's earnings per share, see Ethan Allen's Consolidated Financial Statements for the year ended June 30, 1997.

(13) Earnings per share on a fully diluted basis for the year ended June 30, 1997, were $1.67.


